UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012 (November 14, 2012)

IPAYMENT HOLDINGS, INC.

IPAYMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	333-177233-19 000-50280	20-4777880 62-1847043
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tower 56, 126 East 56th Street 33rd Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 802-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2012, iPayment, Inc. (the “Company”) and iPayment Holdings, Inc. (“Holdings”) entered into a waiver, consent and amendment (the “Waiver”) to the Company’s Credit Agreement, dated as of May 6, 2011, among the Company, Holdings, the guarantors and lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Among other things, the Waiver waives (a) defaults arising from the restatement of the Company’s financial statements (i) for the fiscal years ended December 31, 2008, 2009, 2010 and 2011 included in the Company’s Annual Reports on Form 10-K for the years then ended, (ii) for the interim periods within such fiscal years included in the Company’s Quarterly Reports on Form 10-Q, and (iii) for the quarters ended March 31, 2012 and June 30, 2012 included in the Company’s Quarterly Reports on Form 10-Q and (b) until February 1, 2013, the Company’s failure to timely provide to the Administrative Agent its financial statements for the quarterly period ended September 30, 2012. Pursuant to the terms of the Waiver, the Company may continue to draw on the revolving credit facility under the credit agreement, in an amount not to exceed $58,000,000, prior to the filing of the Company’s financial statements for the quarterly period ended September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT HOLDINGS, INC.

By:	/s/ Mark C. Monaco
	Name:	Mark C. Monaco
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Director of iPayment Holdings, Inc. (Principal Financial Officer)

Dated: November 19, 2012

IPAYMENT, INC.

By:	/s/ Mark C. Monaco
	Name:	Mark C. Monaco
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Director of iPayment, Inc. (Principal Financial Officer)

Dated: November 19, 2012

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